Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 13th day of May, 2011 (the “Effective Date”), by and between Jeff Connor and Patty Connor (individually and collectively, “Seller”), Hasco Medical, Inc., a Florida corporation (“Buyer”), and Mobility Freedom, Inc., a Florida corporation (the “Company”).

RECITALS

A.        WHEREAS, Seller is the sole owner of the Company;

B.        WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 100% ownership interest in the Company under the terms and conditions herein below; and

C.        WHEREAS, the parties herein have reached agreement regarding the aforementioned sale of the Company and wish to reduce to writing their agreement setting forth various undertakings and commitments.

NOW THEREFORE, in consideration of the premises, and the satisfaction of the various undertakings and commitments as hereinafter set forth, and for other good and valuable consideration, the exchange and sufficiency of which are hereby acknowledged, the parties herein agree as follows:

1.         Recitals.  The foregoing Recitals are true and correct in all respects and are incorporated into this Agreement by reference as fully as if set forth herein, and the parties agree to effectuate the intentions set forth therein as described hereinafter.

2.         Purchase Price.  Subject to the terms and conditions of this Agreement, at Closing, Seller will issue and/or transfer to Buyer all outstanding shares of the Company stock (the “Shares”), said shares representing a 100% ownership interest in the authorized stock of the Company and, in exchange, Buyer will tender to Seller cash or readily available funds and other consideration (the “Purchase Price”) as the full sales price for such ownership interest as follows:

$3,850,000.00	A. Total Cash Purchase Price.

$1,850,000.00	B. Cash, Cashier's Check or Wire Transfer payable to Closing Agent at or before Closing.

$2,000,000.00

C.  Promissory Note, as set out in Paragraph 4, made in favor of and to be delivered to Seller at Closing payable in 180 equal consecutive monthly payments of $16,877.14, which includes interest at the rate of 6.00% per annum. Interest shall begin to accrue from the date of Closing but the first payment shall not be due until August 1, 2011.

Stock	D. On closing Seller receives 250,000 shares of Hasco Medical, Inc. common stock from Buyer.

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3.         Promissory Note and Security Instrument.  At the time of Closing, Buyer shall execute in favor of the Seller a Promissory Note as set forth in paragraph 2 C above. The promissory note shall be personally guaranteed by Harold F. Compton, Sr. and Vicki L. Compton (individually and collectively, “Guarantor”), who shall further grant a security interest in the Guarantor’s residential real property located at 14809 Hampton Court, Dallas, Texas 75254.

4.         Execution of Amended Annual Report.  Buyer and Seller will cooperate to file execute and file an amended Annual Report and/or any other required documents with the State of Florida to evidence the change in the Company’s ownership and management, as necessary.

5.         Accounts Receivable.  The accounts receivable of the Company for work done or goods sold prior to and including the date of Closing (“Seller's Accounts Receivable”) shall remain the property of Seller. Buyer will forward to Seller payments received by Buyer with respect to Seller's Accounts Receivable and will cooperate with Seller in providing all correspondence or other documents received by Buyer with respect to Seller's Accounts Receivable and will otherwise cooperate with Seller to enable Seller to collect Seller's Accounts Receivable.

6.         Accounts Payable.  All accounts payable accruing up to and including the date of the Closing shall remain the responsibility of Seller. Immediately from and after the Closing, all incurred accounts payable shall be the sole responsibility of Buyer.

7.         Inventory.  The Company’s inventory shall be $986,555.00 at Closing. Adjustments above or below this inventory amount shall be made to the closing amount due from Buyer under Section 2 B above.

8.         Post Closing Adjustments.  The parties agree to cooperate with the prorating of any pre-paid deposits or payments with such adjusting payments to be made within 60 days after the Closing Date.

9.         Employment Agreements; Covenants Not to Compete.  Seller will enter into an employment agreement with Buyer, under mutually agreeable terms, wherein Seller shall continue to serve as an operating officer of the Company. So long as Buyer and Guarantor are not in material breach of any Closing Document, which breach has failed to be cured within 60 days after notice of such breach, Seller will not directly or indirectly engage in or become interested in a similar business or any business or activity incidental to the Company or become the agent or employee of any competitor of the Company, or in any other way compete with the Company, other than employment of the Seller by the Buyer at the Company, within the State of Florida for a period of five (5) years from the Closing Date. Seller acknowledges that any remedy at law for breach of this covenant would be inadequate and that Buyer will be entitled to injunctive relief to enforce this Section 7, in addition to any other legal remedies available to Buyer for such breach of this Section 7. Seller acknowledges that the area covered by the covenant not to compete, and the nature and duration of the restrictions in this Section 7, are reasonable and necessary for the proper protection of Buyer. If any part of this Section 7 is invalidated, the remainder of this Section 7 will nevertheless continue to be valid and enforceable. If anyone successfully contests the validity or enforceability of this Section 7 in its present form predicated upon the duration or area of coverage, this provision will not be deemed invalid or unenforceable, but will instead be

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deemed modified, so as to be valid and enforceable, to provide coverage for the maximum duration that any Court of competent jurisdiction will deem reasonable, necessary and equitable.

10.       Representations and Warranties.  The undersigned parties, jointly and severally, represent and warrant as follows:

(a)       The undersigned parties have the right, power, and capacity to execute, deliver, and perform this Agreement and the related instruments, documents, and agreements referred to herein (individually and collectively, the “Closing Documents”) and to consummate the transactions contemplated herein.

(b)       This Agreement and the related instruments, documents and agreements referred to herein have been duly and validly executed and delivered by the undersigned parties and constitute the legal, valid and binding obligation of the undersigned parties, enforceable in accordance with their respective terms.

(c)       The Company is in good standing under the laws of the State of Florida and the execution and performance of this Agreement and the related instruments, documents and agreements referred to herein and the consummation of the transaction contemplated herein have been authorized and approved by the Board of Directors and shareholders of the Company.

(d)       Seller warrants and represents that Seller owns 100% of the issued, outstanding, authorized shares of the Company. Seller warrants and represents that there are no liens on the stock of the Company nor are there any verbal or written obligations to sell, issue or otherwise transfer any ownership interest in the Company to anyone other than Buyer.

(e)       Seller warrants and represents that the financial statements and other information provided to Buyer regarding the Company are true, accurate and complete.

(f)       Seller warrants and represents that, prior to the effective date of this Agreement, the Company has not incurred any liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business which are not materially greater than the corresponding liabilities reflected in the Company’s financial statements.

(g)       Seller warrants and represents that the Company, as of the effective date of this Agreement, is not in default under any law or regulation or under any order of court or federal, state, municipal or other governmental department having jurisdiction over the Company, and there are no claims, actions, lawsuits or proceedings, pending or threatened, to the best of Seller's knowledge, against or affecting the Company, and no notice of any claim, action lawsuit or proceeding, whether pending or threatened, has been received.

(h)       Seller represents and warrants that, as of the effective date of this Agreement, the Company has filed all requisite federal, state, local and other tax returns for all fiscal periods ending prior to that date. There are no examinations in progress relating to the tax

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liability of the Company for any fiscal periods ending before the effective date of this Agreement.

(i)       Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

11.       Contingency.  The Closing on the transaction herein is contingent on:

(a)       Buyer’s completion of the audit of the Company’s financial records to its satisfaction.

(b)       The approval of Buyer as the owner of the Company under the contracts with General Electric Capital Corporation and The Braun Corporation.

(c)       Title on Guarantor’s property being free and clear of any liens or clouds on title.

12.       Closing; Closing Agent.  Closing shall take place on or before May 15, 2011. The parties hereby appoint John J. Wright, Esq., Bogin, Munns & Munns, P.A. at 140 Highland Avenue, Clermont, Florida 34711, as Closing Agent to receive, deposit and distribute funds for the parties as set forth in this Contract. The parties agree that the Closing Agent shall conduct the closing and provide for recording of the documents as required. Buyer and Seller agree to execute said documents as are reasonably requested by the Closing Agent and each is to pay onehalf of Closing Agent's fees and Closing Agent's expenses. Closing expenses, such as judgment and lien searches, documentary stamp taxes, recording fees will be shred equally by the parties. The parties agree that the Closing Agent, at the Closing, shall not be representing either Seller or Buyer. At the Closing, the following shall occur:

(a)       Buyer shall tender to Seller the Purchase Price in readily available funds and by execution and delivery of the Promissory Note.

(b)       Guarantors, Harold F. Compton, Sr. and Vicki L. Compton, shall execute the Unconditional Guaranty and the mortgage instrument (deed of trust) in favor of Seller on the residential real property at 14809 Hampton Court, Dallas, Texas 75254, and all documents related to the grant of such security interest. Such real property shall be free and clear of all liens, and such grant of security interest to Seller shall be a first priority lien.

(c)       All outstanding stock certificates of the Company will be transferred to Buyer by Seller.

(d)       Buyer and Seller will execute a loan agreement, corporate resolutions, closing statement, real estate leases, employment agreements and other documents as may be necessary, in the opinion of the Closing Agent, to effectuate the transaction.

(e)       Buyer and Seller will execute and file with the State of Florida an Amended Annual Report, or other such forms, indicating the change in ownership and management of the Company.

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(f)       Buyer, Seller and Company will execute any additional documents recommended by respective parties counsel to fully document and effectuate the intentions of the parties herein.

13.       Broker.  Both Seller and Buyer direct the Closing Agent to disburse at Closing the full amount of the brokerage fee specified in agreements with Seller and via any cooperative agreements between the brokers. For reference purposes, the participating brokerage firms are Bateson Business Brokerage, Inc. as the selling firm and the listing firm. Buyer represents that it has no liability for any fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement.

14.       Survival.  The terms, conditions, provisions, obligations, warranties, covenants and liabilities of this Agreement shall survive the execution of this Agreement and the closing of the transaction contemplated hereunder. Any breach of the foregoing may be enforced by the nonbreaching party at any time following the closing of this Agreement.

15.       Modification.  This Agreement may be amended or modified at any time and in any respects, or any provisions may be waived, only by an instrument in writing executed by all parties to this Agreement.

16.       Severability.  If any provision of this Agreement shall be declared invalid or unenforceable, the invalidity or unenforceability of such provision shall not, if possible, affect the remainder of this Agreement, and this Agreement shall, if possible, be construed and enforced in all respects as if such invalid or unenforceable provision had not been contained herein.

17.       Waiver.  No waiver by any party hereto of any default, misrepresentation, or breach of representation, warranty or covenant hereunder, shall be deemed to extend to any prior to subsequent default, misrepresentation, or breach of representation, warranty or covenant hereunder or affect in any way rights arising by virtue of any prior or subsequent such occurrence.

18.       Assignment.  This Agreement may not be assigned or delegated by either party without the prior written consent of the undersigned parties.

19.       References.  Wherever used herein, the singular shall include the plural, the plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter as the context requires.

20.       Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto, and there are no other agreements, understandings, restrictions, warranties or representations between the parties other than as set forth in this instrument and in the other documents mentioned above.

21.       Attorney's Fees.  Should any party hereunder be required to take legal action to enforce or interpret this Agreement, the prevailing party shall be entitled to recover against the losing party all reasonable attorney's fees and costs.

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22.       Governing Law/Venue.  The laws of the State of Florida shall govern the validity of the parties, and venue for any legal proceeding shall be exclusively in the state or federal courts of Lake County, Florida.

23.       Specific Performance.  Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy which might lie in law or equity.

24.       Default.  Time is of the essence of this Agreement. Upon the failure of either party to perform their obligations hereunder, such party shall be deemed to be in default. Upon a default occurring, the non-defaulting party may, at its election, seek specific performance of this Agreement and/or recover from the defaulting party all additional losses and damages incurred by non-defaulting party.

25.       Indemnification.  Seller personally agrees to fully indemnify and hold harmless Buyer from and against any and all claims, actions, causes of actions and debts, created by Seller in and through the operation of the Company prior to the closing of this Agreement and to reimburse Buyer for costs, fees, judgment and debts paid on behalf of Company, including all claims and litigation against Company or against Buyer as a shareholder of the Company. Such indemnification, includes, but is not limited to, any claims and resulting legal fees and costs which may arise from any action brought against the Company by Philip Van Winkle.

26.       General.

(a)       Successors.  This Agreement shall be binding upon the heirs, successors, assigns and personal representatives of the parties hereto.

(b)       Headings.  Paragraph headings are for convenience only and shall not be deemed to define, limit or construe the contents of any terms, consents or conditions in this Agreement.

(c)       Counterparts.  This document may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument. Signature and acknowledgement pages may be detached from individual counterparts and attached to a single or multiple original(s) in order to form a single or multiple original(s) of this document.

(d)       Attorneys' Fees and Costs.  In the event of any dispute hereunder or of any action to interpret or enforce this Agreement, any provision hereof or any matter arising here from, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, consultant fees, attorney, paralegal and legal assistant fees, costs and expenses and other professional fees, costs and expenses whether suit be brought or not, and whether in settlement, in any declaratory

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action, in mediation, arbitration, bankruptcy or administrative proceeding, or at trial or on appeal.

(e)       Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY ACTION, DISPUTE, PROCEEDING, TRIAL OR COUNTERCLAIM ABOUT OR INVOLVING THIS AGREEMENT.

(f)       Opportunity for Counsel.  Each party acknowledges that it has been advised to obtain independent counsel and has had sufficient opportunity to engage such independent legal and non-legal counsel before entering into this Agreement. The parties acknowledge that John J. Wright, Esq. and Bogin, Munns & Munns, P.A., other than in the capacity as closing agent, have acted solely as legal representation for Seller.

EXECUTED as of the Effective Date.

THE COMPANY

Mobility Freedom, Inc.,

a Florida corporation.

By: /s/ Jeff Connor

Jeff Connor, President

SELLER

/s/ Jeff Connor

Jeff Connor, an individual

/s/ Patricia Connor

Patricia Connor, an individual

BUYER

Hasco Medical, Inc.

By: /s/ Hal Compton, Jr.

Hal Compton, Jr., Chief Executive Officer

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